UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
VET ONLINE SUPPLY, INC.
(Exact name of registrant as specified in its charter)
Florida	47-0990750
(State or other jurisdiction of Incorporation)	(IRS Employer Identification Number)

1041 Market Street, PMB 389, San Diego, CA 92101
(Address of principal executive offices)
Phone: (442) 222-4425
(Company's Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which each class to be registered
Common stock, par value $0.001 per share	OTC Pink

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-207001
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
The description of the common stock, par value $0.001 per share, of the Registrant, is set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (No. 333-207001) (the "Registration Statement") filed with the Securities and Exchange Commission, as amended, and incorporated by reference herein. In addition, the above referenced description included in any prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
Item 2. Exhibits.
Not applicable.

SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vet Online Supply, Inc.

May 5, 2017	By:	/s/Edward Aruda
	Name:	Edward Aruda
	Title:	President/CEO